Exhibit 99.1

Teladoc Completes Record Visit Volume in 2016; Provides Preliminary Unaudited 2016 Results and 2017 Financial Outlook

LEWISVILLE, Texas (January 9, 2017) — Teladoc, Inc. (NYSE: TDOC) today announced certain preliminary unaudited 2016 results and financial outlook for 2017.

“In 2016, we drove record annual visits and significant growth in our business, powered by our premier consumer engagement capabilities, broad network and scalable platform”, said Jason Gorevic, chief executive officer of Teladoc. “We continue to positively transform the healthcare experience for our members and deliver meaningful ROI to our clients.

“On the heels of a successful selling season, we begin 2017 with considerable membership growth, an accelerating pace of utilization, and a solid foundation to maintain our market leadership and execute on our revenue and profitability targets,” Gorevic continued.

Preliminary Unaudited 2016 Financial Results(1)

•                  Total revenues of approximately $123 million, a 59% increase over 2015

•                  Total membership of approximately 17.5 million, a 43% increase over 2015

•                  Total visits of approximately 952,000, a 65% increase over 2015, and representing utilization of approximately 5.4%, compared to 4.7% in 2015

(1)         As the Company has not completed its quarter and year-end annual close procedures and the audit of its 2016 financial statements is not complete, the revenue expectations presented in this press release are preliminary, and, therefore, subject to final year-end closing adjustments and may change. The preliminary financial results presented in this release are based solely upon information available as of the date of this release, are not a comprehensive statement of our financial results or positions as of or for the 2016 fiscal year, and have not been audited, reviewed, or compiled by our independent registered accounting firm.

Preliminary 2017 Financial Outlook

•                  Total revenues of $180 to $185 million, a 48% increase over 2016 (at the midpoint)

•                  Total membership of 21.5 million to 23.0 million, a 27% increase over 2016 (at the midpoint)

•                  Total visits of 1,400,000 to 1,450,000, a 50% increase over 2016 (at the midpoint)

•                  The Company re-affirms its previously stated objective of achieving adjusted EBITDA break-even in fourth quarter 2017.

Upcoming Presentation

As previously announced, Jason Gorevic, chief executive officer, and Mark Hirschhorn, chief operating officer and chief financial officer, will present at the 35th Annual J.P. Morgan Healthcare Conference in San Francisco at 8:30 a.m. Pacific Time on Monday, January 9, 2017. A live audio webcast will be available at www.ir.teladoc.com.

About Teladoc

Teladoc, Inc. (NYSE:TDOC) is the nation’s leading provider of telehealth services and a pioneering force in bringing the virtual care visit into the mainstream of today’s health care ecosystem. Serving some 7,500 clients — including health plans, health systems, employers and other organizations — more than 17.5 million members can use phone, mobile devices and secure online video to connect within minutes to Teladoc’s network of more than 3,100 board-certified, state-licensed physicians and behavioral health specialists, 24/7. With national coverage, a robust, scalable platform and a Lewisville, Texas-based member services center staffed by 400 employees, Teladoc offers the industry’s most comprehensive and complete telehealth solution including primary care, behavioral health care, dermatology, tobacco cessation and more. For additional information, please visit www.teladoc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; and (v) changes to our abilities to recruit and retain qualified providers into our network.  Additional relevant risks that may affect our results are described in certain of our filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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CONTACT INFORMATION:

Investors:

Teladoc, Inc.

Jisoo Suh

914.265.6706

jsuh@teladoc.com

Media:

Teladoc, Inc.

Courtney McLeod

914.265.6789

cmcleod@teladoc.com